UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 17, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by OMNI Energy Services Corp. on March 15, 2010 in connection with its presentation to the investment community at the 22nd Annual Roth OC Growth Stock Conference in Dana Point, CA held on March 15, 2010 (the “Original 8-K”). OMNI Energy Services Corp. is furnishing this Form 8-K/A for the sole purpose of providing corrections to the slides used in connection with the presentation, which is furnished with this report on amended Exhibit 99.1. No other changes to the Original 8-K have been made.

Exhibit 99.1 is amended by correcting the OMNI Energy Services Corp. diluted net income per share (Low and High) for the 2010 Earnings Guidance column on slide 17 of the presentation. The 2010 earnings guidance is not otherwise being changed or amended. The updated version of Exhibit 99.1 is attached hereto and supersedes Exhibit 99.1 to the Original 8-K filed on March 15, 2010 in its entirety. The foregoing information is incorporated by reference into Item 7.01 below.

Item 7.01	Regulation FD Disclosure.

On March 15, 2010, OMNI Energy Services Corp. (the “Company”) will be making a presentation to the investment community at the 22nd Annual Roth OC Growth Stock Conference in Dana Point, CA. In addition, the Company will be making presentations to various investor groups in the area. Attached hereto as Exhibit 99.1 and incorporated by reference herein are the slides for the presentation issued by the Company. The slides used in the presentation will also be available on the investor relations page of the Company’s website at http://ir.omnienergy.com/events.cfm beginning on March 15, 2010.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

99.1	Investor Presentation materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: March 18, 2010	By:	/s/ RONALD D. MOGEL
Ronald D. Mogel
Senior Vice President and Chief Financial Officer